Exhibit 99.1

RiceBran Technologies Names Two New Independent Directors

Experienced Investors Georgina Russell and James Flynn Join Board of Directors to Advance Strategic Review

TOMBALL, Texas, January 4, 2024 – RiceBran Technologies (OTCMKTS: RIBT) (“RiceBran” or the “Company”), today announced that James Flynn and Georgina Russell have been appointed to the Company’s Board of Directors. Both Mr. Flynn and Ms. Russell qualify as independent directors.

Mr. Flynn is currently the Managing Member and Portfolio Manager of Nerium Capital LLC, an investment adviser he founded in 2021. He also currently serves on the Board of Directors of ARCA Biopharma (NASDAQ: ABIO), MEI Pharma (NASDAQ: MEIP), and Axiom Health (private). From 2017 to 2018, Mr. Flynn worked as a therapeutics analyst at Aptigon Capital (a Citadel Company), an investment firm. Prior to that, from 2003 to 2017, Mr. Flynn served in various roles at Amici Capital, LLC, an investment firm, including healthcare portfolio manager (2008 to 2017). From 2002 to 2003, Mr. Flynn worked in the credit research/high yield group at Putnam Investments, an investment firm. He earned an S.B. degree in Management Science with a concentration in Finance and a minor in Economic Science from the Massachusetts Institute of Technology (MIT). Mr. Flynn is a Chartered Financial Analyst (CFA) Charterholder.

Ms. Russell is the Managing Partner of Chicane GP LLC and the Portfolio Manager of Chicane Opportunities Fund LP, roles she has held since January 2019. From January 2015 through December 2018, she was a Portfolio Manager at Willett Advisors, LLC (“Willett”) where she managed a long-term, concentrated fund of publicly traded securities. Prior to Willett, from April 2012 through July 2014, Ms. Russell was a Managing Director at Smithwood Advisers L.P. (“Smithwood”), a Los Angeles based investment advisory firm. Earlier in her career, Ms. Russell worked as an Analyst at Lonestar Capital Management, LLC in San Francisco, from January 2009 through April 2012. From August 2007 to December 2008, Ms. Russell did a first stint at Smithwood in their Hong Kong office. Before establishing her career in investing, Ms. Russell was a software engineer. She architected and authored cloud-based distributed systems. Ms. Russell was awarded three patents for her work. Ms. Russell graduated from the University of California, Berkeley in 1999 with a Bachelor of Arts degree with honors in Computer Science. She received an MBA with honors from The Wharton School at the University of Pennsylvania in 2007.

Eric Tompkins, RiceBran’s Executive Chairman, commented, “This announcement adds important and experienced voices to advocate for the best interest of shareholders as we advance our strategic review.”

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company focused on the development, production and marketing of products derived from traditional and ancient small grains. We create and produce products to deliver improved nutrition and ease of use, while addressing consumer demand for all natural, non-GMO and organic products. The target markets for our products include human food, animal nutrition manufacturers and retailers, as well as specialty food retailers. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This press release includes statements concerning RiceBran and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” include, but are not limited to, statements about RiceBran’s intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plans,” “anticipate,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed herein. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran’s filings with the SEC, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Except as required by law, RiceBran does not undertake to update forward-looking statements in this press release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

Investor Contact

Rob Fink

FNK IR

ribt@fnkir.com

646.809.4048